UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                          -----------------------------

                                    FORM 8-K
                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                 Date of Report:

                        (Date of earliest event reported)

                                  June 20, 2005

                          ----------------------------

                               Purezza Group, Inc.
               (Exact name of registrant as specified in charter)


                                     Florida
         (State or other Jurisdiction of Incorporation or Organization)


         333-85306                                    65-1129912
 (Commission File Number)                    (IRS Employer Identification
                                                        No.)
                                 936A Beachland
                              Boulevard, Suite 13
                              Vero Beach, FL 32963
                         (Address of Principal Executive
                              Offices and zip code)

                                 (772) 231-7544
                             (Registrant's telephone
                          number, including area code)

                                       N/A
          (Former Name or Former Address, if Changed Since Last Report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

         Information included in this Form 8-K may contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). This information may involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Purezza Group, Inc. ("Purezza") and Shanxi Puda Resources Co, Ltd. ("Puda") to be materially different from future results, performance or achievements expressed or implied by any forward-looking statements. Forward-looking statements, which involve assumptions and describe the Purezza's and Puda's future plans, strategies and expectations, are generally identifiable by use of the words "may," "should," "expect," "anticipate," "estimate," "believe," "intend" or "project" or the negative of these words or other variations on these words or comparable terminology. Forward-looking statements are based on assumptions that may be incorrect, and there can be no assurance that any projections or other expectations included in any forward-looking statements will come to pass. Purezza's and Puda's actual results could differ materially from those expressed or implied by the forward-looking statements as a result of various factors. Except as required by applicable laws, Purezza undertakes no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur in the future.

Section 1 - Registrants' Business and Operations

Item 1.01  Entry into a Material Definitive Agreement.

         Effective June 20, 2005, Purezza Group, Inc., a Florida corporation ("Purezza"), entered into an Exchange Agreement ("Exchange Agreement") with Taiyuan Putai Business Consulting Co., Ltd. ("Putai"), a limited liability company under the Company Law of The People's Republic of China (the "PRC"), Shanxi Puda Resources Co, Ltd. ("Puda"), a limited liability company formed by natural persons under the laws of the PRC, Puda Investment Holding Limited ("Puda BVI"), an International Business Company incorporated in the British Virgin Islands, and each of the members of Puda BVI (the "Puda BVI Members"). Under the terms of the Exchange Agreement, Purezza will, at closing, acquire all of the outstanding capital stock and ownership interests of Puda BVI (the "Interests") from the Puda BVI Members, and the Puda BVI Members will contribute all of their Interests in Puda BVI to Purezza. In exchange, Purezza will issue to the Puda BVI Members 1,000,000 shares of Series A Convertible Preferred Stock, par value $0.01 per share, of Purezza ("Preferred Shares"), which shall be convertible into 678,500,000 shares of Purezza's common stock ("Conversion Shares"). The issuance of the Preferred Shares and, upon conversion, the shares of Purezza common stock underlying the Preferred Shares, to the Puda BVI Members is intended to be exempt from registration under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to Section 4(2) thereof.

         Puda BVI currently owns all of the registered capital of Putai, a wholly foreign owned enterprise ("WFOE") registered under the wholly foreign-owned enterprises laws of the PRC. Prior to the closing of the exchange transaction, Putai and Puda will enter into an Exclusive Consulting Agreement, ("Consulting Agreement"), an Operating Agreement, ("Operating Agreement"), and a Technology License Agreement, ("License Agreement") (collectively, theses agreements are referred to herein as the "Restructuring Agreements"). Under the Restructuring Agreements, Putai has agreed to advise, consult, manage and operate Puda's business, to provide certain financial accommodations to Puda, and to license certain technology to Puda for use in its business, in exchange for Puda's payment of all of its Operating Cash Flow (as defined in the Restructuring Agreements) to Putai.

         Prior to closing of the exchange transaction, each of the holders of all of the registered capital of Puda will grant Putai the exclusive right and option to acquire all of their registered capital of Puda ("Option Agreement") and will further authorize Putai to vote the registered capital of Puda and to act as the representative for such holders in all matters respecting Puda's registered capital ("Authorizations").

         Upon the closing of the exchange transaction, Purezza intends to file a Current Report on Form 8-K announcing the closing of the exchange transaction and will include proper disclosures required under Item 1.01 with respect to each of the Restructuring Agreements, the Option Agreement and the Authorizations, with each of the foregoing agreements being included as Exhibits in such Current Report.

         Following completion of the exchange transaction, Puda BVI will become a wholly-owned subsidiary of Purezza.

         Purezza is presently authorized under its Articles of Incorporation to issue 100,000,000 shares of common stock, par value $0.001 per share, and 5,000,000 shares of preferred stock, par value $0.01 per share. Of the 5,000,000 shares of preferred stock authorized, 1,100,000 shares will be designated as Series A Convertible Preferred Stock pursuant to a certificate of designations ("Certificate of Designations"), which will be approved by Purezza's board of directors, and filed with and accepted by, the Secretary of State of the State of Florida prior to the closing of the exchange transaction. Currently, Purezza has 59,000,000 shares of common stock issued and outstanding and no shares of preferred stock issued and outstanding.

         Under the terms of the Exchange Agreement, all of the outstanding Interests of Puda BVI will be exchanged for 1,000,000 Preferred Shares of Purezza. Each Preferred Share will be convertible into 678.5 shares of Purezza's common stock (the "Conversion Rate"). The Preferred Shares will immediately and automatically be converted into shares of Purezza's common stock (the "Mandatory Conversion") upon the approval by a majority of Purezza's stockholders (voting together on an as-converted-to-common-stock basis), following the exchange transaction, of an increase in the number of authorized shares of Purezza's common stock from 100,000,000 to 150,000,000, and a 1 for 10 reverse stock split of Purezza's outstanding common stock ("Reverse Split").

         The holders of shares of Series A Preferred Stock will be entitled to vote together with the holders of the common stock, as a single class, upon all matters submitted to holders of common stock for a vote. Each share of Series A Preferred Stock will carry a number of votes equal to the number of shares of common stock issuable in a Mandatory Conversion based on the then applicable Conversion Rate. As such, immediately following the exchange transaction, the Puda BVI Members will own 92% of the total combined voting power of all classes of Purezza's outstanding stock entitled to vote.

         Upon Mandatory Conversion of the Preferred Shares, and subject to an adjustment of the Conversion Rate as a result of the Reverse Split, the Puda BVI

Members will, in the aggregate, receive approximately 67,850,000 shares of Purezza's common stock, representing 92% of the outstanding shares of Purezza's common stock immediately following the Mandatory Conversion. The existing stockholders of Purezza will, following the Mandatory Conversion and Reverse Split, own approximately 5,900,000 shares of Purezza's common stock, representing 8% of the outstanding shares of common stock.

         Accordingly, if the exchange transaction closed, and the Mandatory Conversion and the Reverse Split occurred, as of the date of this Report, Purezza's currently issued and outstanding common stock (currently 59,000,000 shares) would be converted into 5,900,000 shares of common stock and would represent 8% of Purezza's total common stock issued and outstanding.

         In connection with the Reverse Split, Purezza's board of directors may, in its discretion, provide special treatment to certain Purezza stockholders to preserve round lot holders (i.e., holders owning at least 100 shares) after the Reverse Split. In the event Purezza's board determines to provide such special treatment, Purezza stockholders holding 1,000 or fewer shares of common stock but at least 100 shares of common stock will receive 100 shares of common stock after the Reverse Split, and persons holding less than 100 shares of common stock would not be affected. The terms and conditions of special treatment afforded to Purezza stockholders to preserve round lot stockholders, if any, including the record dates for determining which stockholders may be eligible for such special treatment, will be established in the discretion of Purezza's board of directors.

         Effective as of the closing of the exchange transaction, the existing officers of Purezza will resign, and the newly-appointed directors of Purezza will consist of one member of Puda's current management, Zhao Ming (Puda's Chairman and Chief Executive Officer), an independent director designated by Zhao Ming, and one independent director to be designated by Keating Reverse Merger Fund, LLC ("KRM Fund"), the current majority stockholder of Purezza. KRM Fund and each Puda BVI Member have agreed to vote their shares of Purezza's common stock to elect the KRM designate (the "KRM Designate") to Purezza's board for a period of one year following the closing and to vote for such other persons that may be designated by Zhao Ming to fill any vacant position on the board of directors (other than KRM Designate). The size of the board will initially be three members and may be increased by the board of directors to five members during the one year period following closing.

          Upon the closing of the exchange transaction, Purezza intends to file a Current Report on Form 8-K announcing the closing of the exchange transaction and will provide additional information concerning Zhao Ming and the other directors designated as of the closing by Zhao Ming and KRM Fund as required under Items 5.01 and 5.02 of such Current Report.

         At or prior to the Closing, Purezza will also enter into a certain financial advisory agreement with Keating Securities, LLC ("Keating Securities"), a registered broker-dealer, under which Keating Securities will be compensated by Purezza for its advisory services rendered to Purezza in connection with the exchange transaction. The transaction advisory fee will be $400,000 with the payment thereof being subject to the closing of the exchange transaction contemplated under the Exchange Agreement.

         Purezza's completion of the transactions contemplated under the Exchange Agreement are subject to the satisfaction of certain contingencies including, without limitation, the delivery of U.S. GAAP audited and pro forma financial information of Puda BVI (on a consolidated basis with Putai and Puda) acceptable to Purezza, compliance with regulatory requirements, the execution of the Restructuring Agreements, Option Agreement and Authorizations, and the filing with and acceptance by the Secretary of State of the State of Florida of the Certificate of Designations. Consummation of the exchange transaction is also conditioned upon, among other things: (i) tax counsel to Puda issuing its opinion that the transaction will not be taxable to the Puda BVI Members pursuant to Section 351 of the Internal Revenue Code; (ii) execution by KRM Fund and each Puda BVI Member of voting agreements; and (iii) continued quotation of Purezza's common stock on the NASD Over-the-Counter Electronic Bulletin Board ("OTC BB").

         The directors of Purezza have approved the Exchange Agreement and the transactions contemplated thereunder. The directors and owners of Puda, Puda BVI and Putai have approved the Exchange Agreement and the transactions contemplated thereunder. The parties expect the closing of the transactions under the Exchange Agreement to occur on or about July 15, 2005. However, there can be no assurances that the exchange transaction will be completed.

         The Exchange Agreement may be terminated as follows: (i) by mutual consent, (ii) by either party if the exchange transaction is not consummated by July 30, 2005, (iii) by either party if the exchange transaction is prohibited by issuance of an order, decree or ruling, and (iv) by either party if the other is in material breach of any representation, warranty, covenant or agreement.

         On September 27, 2004, in its Current Report on Form 8-K dated September 24, 2004, Purezza reported the execution of a letter of intent to acquire Puda.

         Kevin R. Keating is the father of the principal member of Keating Investments, LLC. Keating Investments, LLC is the managing member of KRM Fund, which is the majority stockholder of Purezza, and Keating Securities, LLC, the registered broker-dealer affiliate of Keating Investments, LLC. Kevin R. Keating is not affiliated with and has no equity interest in Keating Investments, LLC, KRM Fund or Keating Securities, LLC and disclaims any beneficial interest in the shares of Purezza's common stock owned by KRM Fund. Similarly, Keating Investments, LLC, KRM Fund and Keating Securities, LLC disclaim any beneficial interest in the shares of Purezza's common stock currently owned by Kevin R. Keating.

Business of Purezza

         Purezza is currently a public "shell" company with nominal assets whose sole business has been to identify, evaluate and investigate various companies with the intent that, if such investigation warrants, a reverse merger transaction could be negotiated and completed pursuant to which Purezza would acquire a target company with an operating business with the intent of continuing the acquired company's business as a publicly held entity.

Business of Puda

         Pursuant to the Exchange Agreement, Purezza intends to acquire 100% of the capital stock of Puda Investment Holding Limited ("Puda BVI"), an international business company incorporated in the Territory of the British Virgin Islands on August 19, 2004. Puda Investment was organized by Zhao Ming and Zhao Yao, the executive officers and principal owners of Shanxi Puda Resources Co, Ltd. ("Puda"). Zhao Ming and Zhao Yao own approximately 80% and 20%, respectively, of the capital stock of Puda BVI.

         Puda BVI organized Taiyuan Putai Business Consulting Co., Ltd. ("Putai") as a limited liability company in the PRC. Putai was organized to be a wholly foreign owned enterprise ("WFOE") and received its WFOE approval from the PRC government on October 18, 2004.

         Prior to and as a condition of the closing of the exchange transaction, Putai and Puda will enter into an Exclusive Consulting Agreement, ("Consulting Agreement"), an Operating Agreement, ("Operating Agreement"), and a Technology License Agreement, ("License Agreement") (collectively, theses agreements are referred to herein as the "Restructuring Agreements"). Under the Restructuring Agreements, Putai has agreed to advise, consult, manage and operate Puda's business, to provide certain financial accommodations to Puda, and to license certain technology to Puda for use in its business, in exchange for Puda's payment of all of its Operating Cash Flow (as defined in the Restructuring Agreements) to Putai. Accordingly, as a result of these Restructuring Agreements, Putai will control substantially all of the operations of Shanxi Puda and will be entitled to receive all of the Operating Cash Flow generated by Puda's operations.

         Puda is a limited liability company under the laws of the PRC and a domestic enterprise with exclusively domestic capital registered in Shanxi Province in the PRC. The registered capital of Puda is owned 80% by Zhao Ming and 20% by Zhao Yao. Puda received its business operating license on June 7, 1995 from the PRC government authorities. Puda is engaged in the business of coal crushing, preparation and cleaning in the PRC. The principal executive office of Puda is located at 426 Xuefu Street, Taiyuan, Shanxi Province, PRC. Zhao Ming and Zhao Yao are the executive officers of Puda.

         Puda focuses on value added coal washing processes and specializes in providing cleaned coal for metallurgical purposes, such as steel making. In the coal washing process, raw coal is cleaned by using Puda's water-supported technology. The cleaned coal produced by Puda is well suited for processing into coking coal, which is an essential raw material for steel production. Currently, Puda is one of the largest washed coal suppliers in Shanxi Province. Shanxi Province has the biggest coal reserves in China, and commands more than 20% of coal production in China.

                  Puda has two coal washing facilities in Liulin County in Shanxi Province in the PRC. Liulin County is renowned for the good quality of its coal. The site has a land area of approximately 1.5 hectares, and is located about 120 miles southwest of Taiyuan City, the capital of Shanxi Province. The two coal washing facilities are the:

         1. Shanxi Liulin Dongqiang Plant which has an annual raw coal washing capacity of 100,000 tons. This facility is leased by Puda from a non-related third party. The leasing agreement was entered into on December 2, 2001 for a term of 5 years. The cost for the leased capacity is approximately $604,000 annually with four quarterly payments per year. However, due to the increasing demand for cleaned coal in China in the past several years, the lessor has become increasingly reluctant to lease the capacity out and less cooperative with Puda.

         2. Shanxi Liulin Jiucai Plant which has an annual raw coal washing capacity of 400,000 tons. This facility is owned by Puda.

         Puda specializes in coal washing, processing and preparation utilizing a water supported jig washing technology. Puda facilities use these proprietary coal washing processes and technologies, to be licensed from Putai, and has its own wells as a water source for its coal washing process. Together with the recycling of water from the coal washing system, the two plants have a sufficient and reliable supply of water for their operations.

         In China, many coal mines do not have their own coal preparation facilities or have inadequate preparation capacities. Coal cleaning companies such as Puda were established to meet the demand for cleaned coal. The Chinese coal preparation industry is currently highly fragmented. Many coal washing plants have annual processing capacity of 100,000 tons or less.

         Puda is the third largest coal washing company in Shanxi Province in terms of annual cleaned coal production. Taiyuan Coal Beneficiation Plant (a subsidiary of Xishan Coal & Electricity Group, which is one of Puda's current customers) is the largest coal washing company in Shanxi Province with coal washing capacity of 1.8 million tons per year. Another major local coal washing company in Shanxi Province is Shanxi Coking Company, which produces 1.6 million tons of cleaned coal per year. Puda's major competitive advantage is its ability to access some of the highest quality raw coal in China and its well-established business relationship with local suppliers. However, with larger scale and sales, these competitors usually have better access to capital needed for further development.

         There are also many coal preparation plants located in the northeast China. However, due to lower quality of the raw coal in this region, these plants are less competitive in the cleaned coal market, especially in the coking coal market which serves the steel production industry.

         High-grade cleaned coal production depends on high-grade raw coal inputs. Puda's coal washing facilities are located in Liulin County of Shanxi Province, where top grades of coking coal reserves exist. The coal sourced from this area has been known as the "King of Coal" in China.

         Puda is not a coal mining operation and does not own any coal mines. Puda currently secures raw coal from a diversified pool of local Liulin County coal mines, including Liulin Jucai Coal Industry Co. Ltd. ("Jucai"), a coal mine that is owned separately by Zhao Ming and Zhao Yao. Jucai supplies raw coal to both Puda and other unrelated parties. The Jucai mining operation produced 450,000 and 400,000 tons of raw coal in 2003 and 2004, respectively. Out of this annual raw coal production, Jucai sold approximately 20% and 10% of its raw coal production in 2003 and 2004, respectively, to Puda at prevailing market prices. The raw coal purchased from Jucai accounted for approximately 19% and 12% of Puda's total raw coal purchases in 2003 and 2004, respectively. None of Puda's raw coal suppliers provided more than 15% of its total raw coal purchases in tonnage in 2004.

         Cost of transportation of raw coal from the mines to the cleaning facilities is an important factor in the industry. By staying close to these top grade coal reserves and coal mines, Puda has established its competitive advantage over its competitors in China, since easier and cheaper access to high quality raw coal is generally secured.

         Most of Puda's current customers are Chinese coke producers (who then sell their coke to major steel makers), steel mills that have their own coking facilities, and gas companies. During 2003, Puda sold approximately 295,000 tons of washed coal to 8 different customers, with no customers accounting for more than 19% of total sales. During 2004, Puda sold approximately 254,000 tons of washed coal to 9 different customers, with no customer accounting for more than 17% of total sales.

         Coal washed by Shanxi is used by some of the top steel businesses in China including Taiyuan Iron & Steel (Group) Co., Ltd., which is an iron and steel complex producing steel plate and stainless steel; and Baotou Iron and Steel (Group) Company, Limited, which is a production base of iron and steel.

         When customers place a purchase order, they usually pay 50% to 70% of the total purchase value as a cash down payment to Puda. Puda's customers usually pick up cleaned coal directly from Puda's washing facilities and the balance of the payment is generally paid upon customer pick-up. Puda acquires new customers through direct contacts, referrals, and participating in national industry trade shows and coal supply-demand coordination conferences.

         Puda currently has approximately 139 employees. The following table shows the breakdown of the number of employees by functional departments.


    Department            Job Title / Responsibility           # of Employees
    -----------           --------------------------           --------------
     Corporate       President, Vice Presidents, Managers            10

      Finance               Finance and Accounting                   7

    Purchasing          Purchase raw coal and maintain               16
                          relationship with suppliers
                          Sell cleaned coal, maintain

Marketing and Sales    relationship with customers, and
                             acquire new customers                   22

  Transportation       Short-range truck drivers (within             11
                                    plant)

    Production               Produce cleaned coal                    64

  Quality Control      Quality check on input (raw coal)             9
                           and output (cleaned coal)
       Total                                                        139

         A brief description of the executive officers of Puda are as follows:

         Zhao Ming, Chief Executive Officer and Chairman (age 34)

         Zhao Ming has been the CEO and Chairman since 1995. He was one of the co-founders of Puda. He also serves as an executive officer and is an owner of

Shanxi Liulin Jucai Coal Industry Co., a coal mine which supplies raw coal to Puda. He had been the Vice President of Administration at the Fire Department of Taiyuan city from 1994 to 1997. Mr. Zhao graduated from Nanjing Armed Police Forces Command College of China in 1994 with a bachelor degree in management.

         Zhao Yao, Chief Operating Officer and Director (age 46)

         Zhao Yao was one the co-founders of Puda. He was named Chief Operating Officer in 1999, and he was appointed Vice President in June 1995. He also serves as an executive officer and is an owner of Shanxi Liulin Jucai Coal Industry Co., a coal mine which supplies raw coal to Puda. He graduated from University of Shanxi in Taiyuan City, Shanxi Province in 1982 with a bachelor degree in coal study, and graduated from China's Tsinghua University in Beijing in 1985 with a master degree in coal study. He published a coal resources research report in a national coal industry newspaper on July 9, 1985, and received close attention from industry experts. He is an contributor to the Chinese Hope Project for child education, and was awarded Shanxi's Distinguished Entrepreneur award by Shanxi provincial government in 2002.

         Ms. Xia Jin, Chief Financial Officer (age 40)

         Ms. Jin joined Puda in 2003 as Chief Financial Officer. She also held financial manager positions in various entities during 2000 to 2003. She was the Financial Accountant at a local government agency in Xinhualing of Taiyuan City, Shanxi Province from 1991 to 1999. She served as an accountant at Xinhua Machinery Factory from 1987 to 1991. Ms. Jin graduated from Shanxi Finance and Economics College in China with an associate degree.


Item 9.01  Financial Statements and Exhibits.

         (a) Financial statements of business acquired. Financial statements of Puda will be provided on a Current Report on Form 8-K following the closing of the exchange transaction in the time required for the filing of such financial statements on Form 8-K.

         (b) Pro forma financial information. Pro forma financial information will be provided on a Current Report on Form 8-K following the closing of the exchange transaction in the time required for the filing of such financial information on Form 8-K.

         (c) Exhibits.

                  2.1 Exchange Agreement by and among Purezza Group, Inc., a Florida corporation ("Purezza"), Taiyuan Putai Business Consulting Co., Ltd. ("Putai"), a limited liability company under the Company Law of The People's Republic of China (the "PRC"), Shanxi Puda Resources Co, Ltd. ("Puda"), a limited liability company formed by natural persons under the laws of the PRC, Puda Investment Holding Limited, an International Business Company incorporated in the British Virgin Islands ("Puda BVI"), and each member of Puda BVI dated June 20, 2005.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, Purezza Group, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                               Purezza Group, Inc.


Date:  June 24, 2005                    By:
                                            -------------------------------
                                            Kevin R. Keating, President
                                            and Sole Director

                                  EXHIBIT INDEX


Exhibit
Number                               Description of Exhibit
------                               ----------------------

2.1 Exchange Agreement by and among Purezza Group, Inc., a Florida corporation ("Purezza"), Taiyuan Putai Business Consulting Co., Ltd. ("Putai"), a limited liability company under the Company Law of The People's Republic of China (the "PRC"), Shanxi Puda Resources Co, Ltd. ("Puda"), a limited liability company formed by natural persons under the laws of the PRC, Puda Investment Holding Limited, an International Business Company incorporated in the British Virgin Islands ("Puda BVI"), and each member of Puda dated June 20, 2005.